                                                                    Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30913, 333-67677, 333-30915, 333-16967,
333-47747, 333-30812 and 333-37722), Form S-3 (Nos. 333-61679, 333-70025,
333-94343 and 333-35622) and Form S-4 (No. 333-40238) of Greater Bay Bancorp
of our report dated July 25, 2000 relating to the supplemental consolidated financial statements, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
July 25, 2000